U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2008

On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15117	84-1280679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Drive, Clifton Park, NY	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 348-0099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4..01.	Changes in Registrant’s Certifying Accountant.

(a) On July 31, 2008, On2 Technologies, Inc. reported that it had dismissed Eisner LLP (“Eisner”) as On2’s independent accountant and engaged Marcum & Kliegman, LLP (“Marcum”) as On2’s independent accountant as successor to Eisner.

On2 had provided to Eisner a copy of the disclosure included in the initial Current Report in advance of its filing to enable Eisner to review it and advise us as to whether Eisner agreed with the disclosure or to specify any matters with which it did not agree.

On August 1, 2008, Eisner provided to us a letter acknowledging that it agreed with our statements in the initial Current Report concerning Eisner. Eisner also noted that it did not have a basis to agree or disagree with other statements contained in the initial Current Report, in particular those statements concerning remedial measures we developed and implemented to address material weaknesses in our disclosure controls and procedures and internal control over financial reporting that we determined had existed. A copy of Eisner’s letter is attached hereto as Exhibit 99.1.

(b) The information contained in Item 401(a) is hereby incorporated into this Item 401(b) by reference.

On2 had provided a copy of the disclosure included in the initial Current Report to Marcum in advance of its filing to enable Marcum to review it and to provide to us a letter containing any new information, clarification of the disclosure contained therein or any matters with which Marcum did not agree with the disclosure contained therein.

On August 1, 2008, Marcum provided to us a letter acknowledging that it agreed with our statements in the initial Current Report regarding Marcum, but noted that Marcum is not in a position to agree or disagree with our other statements contained in the initial Current Report. A copy of Marcum’s letter is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter from Eisner LLP dated August 1, 2008.
99.2	Letter from Marcum & Kliegman, LLP dated August 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ON2 TECHNOLOGIES, INC.

Date: August 4, 2008	By:	/s/ Matthew C. Frost
	Name:	Matthew C. Frost
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Eisner LLP dated August 1, 2008.
99.2	Letter from Marcum & Kliegman, LLP dated August 1, 2008